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                                                             EXHIBIT 99.CODE ETH


                                                                   DECEMBER 2003


                          LONGLEAF PARTNERS FUNDS TRUST
                     CODE OF ETHICS UNDER SECTION 406 OF THE
                               SARBANES-OXLEY ACT

INTRODUCTION.

Southeastern Asset Management, Inc. ("Southeastern"), as investment adviser to the Longleaf Partners Funds ("Longleaf" or the "Funds"), has stated publicly in the Funds' Prospectus its intention to manage the Funds under certain governing principles designed to put shareholders first. These principles go beyond what the law requires, and reflect the commitment of Southeastern's management to integrity, and its desire to avoid taking inappropriate advantage of its position to achieve personal gain. Similarly, it is the expectation of Longleaf's Board of Trustees, as well as the senior officers of Southeastern who have been delegated responsibility for the management and administration of the Funds, that the principles contained in this code of ethics will convey to Longleaf's shareholders the importance the Board and Southeastern's management place on integrity and regulatory compliance.

SECTION I. COVERED PERSONS/PURPOSE OF THE CODE

This code of ethics (the "Code") of Longleaf Partners Funds Trust ("Longleaf") and each series of Longleaf, a "Fund") applies to the officers of Southeastern performing for Longleaf the principal executive function, the principal financial function, and the principal legal function (the "Covered Persons," each of whom is set forth in Exhibit A) for the purpose of promoting:

         - honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

         - full, fair, accurate, timely and understandable disclosure in reports and documents that a registrant files with, or submits to, the Securities and Exchange Commission ("SEC") and in other public communications made by the Funds;

         - compliance with applicable laws and governmental rules and regulations;

         - the prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and

         -        accountability for adherence to the Code.

   Each Covered Person should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest.


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SECTION II. COVERED PERSONS SHOULD HANDLE ETHICALLY ACTUAL AND APPARENT
            CONFLICTS OF INTEREST

         OVERVIEW. A "conflict of interest" occurs when a Covered Person's private interest interferes with the interests of, or his/her service to, the Funds. For example, a conflict of interest would arise if a Covered Person, or such person's family member, receives improper personal benefits as a result of the Covered Person's position with the Funds or the Funds' adviser.

         Certain conflicts of interest arise out of the relationships between Covered Persons and the Funds and already are subject to conflict of interest provisions in the Investment Company Act of 1940 ("Investment Company Act") and the Investment Advisers Act of 1940 ("Investment Advisers Act"). For example, Covered Persons may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with the Funds because of their status as "affiliated persons" of the Funds. The Funds' and the investment adviser's compliance programs and procedures are designed to prevent, or identify and correct, violations of these provisions. This Code does not, and is not intended to, repeat or replace these programs and procedures, and such conflicts fall outside of the parameters of this Code.

         Although typically not presenting an opportunity for improper personal benefit, conflicts arise from, or as a result of, the contractual relationship between the Funds and the investment adviser of which the Covered Persons are also officers or employees. As a result, this Code recognizes that the Covered Persons will, in the normal course of their duties (whether formally for the Funds or for the adviser, or for both), be involved in establishing policies and implementing decisions that will have different effects on the adviser and the Funds. The participation of the Covered Persons in such activities is inherent in the contractual relationship between the Funds and the adviser and is consistent with the performance by the Covered Persons of their duties. Thus, if performed in conformity with the provisions of the Investment Company Act and the Investment Advisers Act, such activities will be deemed to have been handled ethically.

         Other conflicts of interest are covered by the Code, even if such conflicts of interest are not subject to provisions in the Investment Company Act and the Investment Advisers Act. The following list provides examples of conflicts of interest under the Code, but Covered Persons should keep in mind that these examples are not exhaustive. The overarching principle is that the personal interest of a Covered Person should not be placed improperly before the interest of the Funds.

                                *    *    *    *

         Each Covered Person must:

         - not use his/her personal influence or personal relationships improperly to influence investment decisions or financial reporting by the Funds whereby the Covered Person would benefit personally to the detriment of the Funds;



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         -        not cause the Funds to take action, or fail to take action, for the individual personal benefit of the Covered Person rather than the benefit of the Funds.

         There are some conflict of interest situations (if material) that should always be approved by the Independent Trustees or their designee. Examples of these include:

         -        service as a director on the board of any public company;

         - the receipt of any entertainment from any company with which the Funds has current or prospective business dealings unless such entertainment is business-related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any question of impropriety;

         - any ownership interest in, or any consulting or employment relationship with, any of the Funds' service providers, other than its investment adviser, principal underwriter, administrator or any affiliated person thereof;

         - a direct or indirect financial interest in commissions, transaction charges or spreads paid by the Funds for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Covered Person's employment, such as compensation or equity ownership.

SECTION III. DISCLOSURE AND COMPLIANCE

         - Each Covered Person should familiarize him/herself with the disclosure requirements generally applicable to the Funds;

         - each Covered Person should not knowingly misrepresent, or cause others to misrepresent, facts about the Funds to others, including to the Funds' Trustees and auditors, and to governmental regulators and self-regulatory organizations;

         - each Covered Person should, to the extent appropriate within his/her area of responsibility, consult with other officers and employees of the adviser with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Funds file with, or submit to, the SEC and in other public communications made by the Funds; and

         - it is the responsibility of each Covered Person to promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations.


SECTION IV. REPORTING AND ACCOUNTABILITY

         Each Covered Person must:


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         -        upon adoption of the Code (or thereafter as applicable, upon becoming a Covered Person), affirm in writing to the Board that he or she has received, read, and understands the Code;

         - annually thereafter affirm to the Board that he has complied with the requirements of the Code;

         - not retaliate against any other Covered Person or any employee of the adviser or its affiliated persons for reports of potential violations that are made in good faith; and

         - notify the Independent Trustees or their designee promptly if he/she knows of any violation of this Code. Failure to do so is itself a violation of this Code.

         Any approvals or waivers(1) sought by the Covered Persons will be considered by the Independent Trustees.

         The Funds will follow these procedures in investigating and enforcing this Code:

         - the Independent Trustees or their designee will take all appropriate action to investigate any potential violations reported;

         - if, after such investigation, the Independent Trustees or their designee believes that no violation has occurred, no further action need be taken;

         - if the Independent Trustees or their designee believes that a violation has occurred, they will inform and make a recommendation to the full Board, which will consider appropriate action, which may include review of, and appropriate modifications to, applicable policies and procedures; notification to appropriate personnel of the investment adviser; or a recommendation to dismiss the Covered Person; and

         - the Independent Trustees will be responsible for granting waivers, as appropriate.

SECTION V. OTHER POLICES AND PROCEDURES

         This Code shall be the sole code of ethics adopted by the Funds for purposes of Section 406 of the Sarbanes-Oxley Act and the rules and forms applicable to registered investment companies thereunder. The Funds' and their investment adviser's codes of ethics under Rule 17j-1 under the Investment Company Act and the adviser's more detailed polices and procedures set forth in the Longleaf Partners Funds


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(1)  Item 2 of Form N-CSR defines "waiver" as "the approval by the registrant of a material departure from provision of the code of ethics" and "implicit waiver," which must also be disclosed, as "the registrant's failure to take action within a reasonable period of time regarding a material departure from a provision of the code of ethics that has been made known to an executive officer" of the registrant.


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Trust/Southeastern Asset Management, Inc. 1996 Securities Trading Policy and
Personal Code of Ethics (as amended) are separate requirements applying to the Covered Persons and others, and are not part of this Code.

SECTION VI. AMENDMENTS

         Any amendments to this Code, other than amendments to Exhibit A, must be approved or ratified by a majority vote of the Board, including a majority of Independent Trustees.

SECTION VII. CONFIDENTIALITY

         All reports and records prepared or maintained pursuant to this Code will be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone other than the Board and its counsel.

SECTION VIII. INTERNAL USE

         The Code is intended solely for the internal use by the Funds and does not constitute an admission, by or on behalf of the Funds, as to any fact, circumstance, or legal conclusion.

SECTION IX. PUBLICATION ON FORM N-CSR

         A copy of this Code will be filed with the Securities and Exchange Commission as an exhibit to the Funds' annual report on Form N-CSR. Other than technical, administrative, and non-substantive amendments to the Code, a brief description of any amendment to the Code will be placed on Form N-CSR for the period in which the amendment took place. A copy of any such amendments will be filed as an exhibit to the Funds' Form N-CSR as required by law.

         Any waiver, or implicit waiver, to this Code shall be described on the Form N-CSR for the period in which such waiver took place as required by law.

         Date: December 8, 2003








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                                    EXHIBIT A

   Persons Covered by this Code of Ethics

   O. MASON HAWKINS
   CHAIRMAN OF THE BOARD AND CEO
   SOUTHEASTERN ASSET MANAGEMENT, INC.
   PRINCIPAL EXECUTIVE FUNCTION FOR LONGLEAF PARTNERS FUNDS

   JULIE DOUGLAS
   VICE-PRESIDENT AND CFO-MUTUAL FUNDS
   SOUTHEASTERN ASSET MANAGEMENT, INC.
   PRINCIPAL FINANCIAL FUNCTION FOR LONGLEAF PARTNERS FUNDS

   ANDREW R. MCCARROLL
   VICE-PRESIDENT AND GENERAL COUNSEL
   SOUTHEASTERN ASSET MANAGEMENT, INC.
   PRINCIPAL LEGAL FUNCTION FOR LONGLEAF PARTNERS FUNDS













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                          LONGLEAF PARTNERS FUNDS TRUST
           CODE OF ETHICS UNDER SECTION 406 OF THE SARBANES-OXLEY ACT
                          COVERED PERSON CERTIFICATION


   The undersigned officers of Southeastern Asset Management, Inc. hereby individually affirm that he or she has received, read, and understands the above-referenced Code of Ethics.

   /s/ O. Mason Hawkins                                       12/8/03
   ----------------------------------                         ------------------
   O. MASON HAWKINS                                           DATE
   CHAIRMAN OF THE BOARD AND CEO
   SOUTHEASTERN ASSET MANAGEMENT, INC.
   PRINCIPAL EXECUTIVE FUNCTION FOR LONGLEAF PARTNERS FUNDS


   /s/ Julie M. Douglas                                       12/8/03
   ----------------------------------                         ------------------
   JULIE M. DOUGLAS                                           DATE
   VICE-PRESIDENT AND CFO-MUTUAL FUNDS
   SOUTHEASTERN ASSET MANAGEMENT, INC.
   PRINCIPAL FINANCIAL FUNCTION FOR LONGLEAF PARTNERS FUNDS


   /s/ Andrew R. McCarroll                                    12/8/03
   ----------------------------------                         ------------------
   ANDREW R. MCCARROLL                                        DATE
   VICE-PRESIDENT AND GENERAL COUNSEL
   SOUTHEASTERN ASSET MANAGEMENT, INC.
   PRINCIPAL LEGAL FUNCTION FOR LONGLEAF PARTNERS FUNDS





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